Exhibit 99.1

SS Innovations Announces Completion of World’s Longest-Distance Robotic Telesurgery

Cardiac telesurgery performed by Dr. Sudhir Srivastava utilizing the SSi Mantra surgical robotic system from Guyana, at a line distance of approximately 12,500 miles (20,000 kilometers) to the patient in India

Fort Lauderdale, FL – June 4, 2026 – SS Innovations International, Inc. (the “Company” or “SS Innovations”) (Nasdaq: SSII), a developer of innovative surgical robotic technologies dedicated to making robotic surgery affordable and accessible to a global population, today announced that a robot-assisted heart procedure was successfully performed with the SSi Mantra surgical robotic system (the “SSi Mantra”) across approximately 12,500 miles (20,000 kilometers) of fiber network distance between Guyana and India, making it the world’s longest-distance robotic telesurgery ever conducted. Prior to this historic event, the longest-distance robotic telesurgery spanned from Strasbourg, France to Indore, India with a communication line distance of approximately 6,250 miles (10,000 kilometers) utilizing the SSi Mantra. To date, 22 cardiac telesurgeries have been successfully performed using the SSi Mantra, the only surgical robotic system globally that has been used for cardiac telesurgery.

The historic procedure connected IRCAD India, Indore with Georgetown Public Hospital Corporation (GPHC) in Guyana, where the Company’s Chief Executive Officer, cardiac surgeon Dr. Sudhir Srivastava, remotely performed a Left Internal Mammary Artery (LIMA) takedown using the SSi MantrAsana tele-surgeon console (the “SSi MantrAsana”).

For the historic intercontinental procedure, the patient-side robotic setup was stationed at Sri Aurobindo Institute of Medical Science in Indore, India, where the robotic arms and surgical instruments precisely replicated Dr. Srivastava’s hand movements from approximately 12,500 miles (20,000 kilometers) away. The system functioned with a network latency of 290-300 milliseconds, allowing communication between both locations during the surgery. In India, the surgery was supported by Dr. Lalit Malik, Chief Cardiac Surgeon at Manipal Hospitals Jaipur, Dr. Ram Shukla, Consultant Cardiac Surgeon at Bhandari Hospital and Research Center, and Dr. Mohit Bhandari, Bariatric and Metabolic Surgeon and President of IRCAD India.

(Dr. Srivastava, CEO of SS Innovations, performing the world’s longest-distance robotic telesurgery)

Dr. Sudhir Srivastava, Chairman of the Board and Chief Executive Officer of SS Innovations, commented, “The successful completion of this intercontinental cardiac telesurgery between Guyana and India, at a world-record distance of 12,500 miles (20,000 kilometers), marks a historic milestone for SS Innovations and our SSi Mantra surgical robotic system. With each new remote procedure, we continue to push the boundaries of telesurgery and move closer to democratizing access to world-class surgical expertise globally. I would like to thank the leadership of Guyana, especially President Dr. Mohamed Irfaan Ali, and the Honorable Health Minister, Dr. Frank Anthony, for positioning the country as a modern robotic surgery hub for the Caribbean. I would also like to extend my gratitude to the remarkable clinical and technical teams in both Guyana and India for making this telesurgery possible.”

Dr. Mohamed Irfaan Ali, President of Guyana, said, “As Guyana celebrates its 60th Independence Anniversary, we are proud to mark the beginning of a transformative new chapter in our nation’s healthcare journey. Our vision has always been to position Guyana as a leader in advanced healthcare and medical innovation, and today we take a significant step forward with the adoption of robotic surgery technology, one of the most groundbreaking advancements in modern medicine. Adding to the significance of this historic milestone, renowned Indian surgeon Dr. Sudhir Srivastava and his team successfully performed the world’s longest-distance telesurgery, operating remotely from Guyana on a patient in India across a distance of 20,000 kilometers. This landmark achievement showcases the immense potential of technology to transcend geographical boundaries, while placing Guyana at the forefront of next-generation healthcare innovation.”

Dr. Ali continued, “We are confident that with the SSi Mantra surgical robotic system and its comprehensive training ecosystem, Guyana will rapidly build a strong pool of skilled robotic surgery practitioners. This initiative will enhance the capabilities of our healthcare workforce, expand access to advanced medical care, and further strengthen Guyana’s position as an emerging leader in healthcare innovation in the region.”

As part of the launch of Guyana’s National Robotic Surgery Program, three robotic procedures were successfully performed on the inaugural day. The achievement also coincided with Guyana’s Diamond Jubilee celebrations commemorating the country’s 60th Independence anniversary, adding symbolic significance to what healthcare experts are calling the beginning of a new era in borderless surgical care.

The SSi Mantra’s tele-surgical architecture has been specifically designed to maintain procedural precision across high-latency, long-haul network environments. To date, 173 telesurgeries have been successfully performed globally using the SSi Mantra surgical robotic platform. Additionally, the SSi Mantra is the only system globally that has been used for robotic cardiac telesurgery.

The Company received regulatory approval for the SSi Mantra from Guyana’s Government Analyst-Food and Drug Department (GA-FDD) in May 2026.

To date, the SSi Mantra has been granted regulatory approval in 14 countries, including:

●	Colombia	●	Kenya
●	Ecuador	●	Nepal
●	Guatemala	●	Oman
●	Guyana	●	Philippines
●	India	●	Sri Lanka
●	Indonesia	●	Ukraine
●	Iraq	●	United Arab Emirates

About SS Innovations

SS Innovations International, Inc. (Nasdaq: SSII) develops innovative surgical robotic technologies with a vision to make the benefits of robotic surgery affordable and accessible to a larger segment of the global population. The Company’s product range includes its proprietary “SSi Mantra” surgical robotic system and its comprehensive suite of “SSi Mudra” surgical instruments, which support a variety of surgical robotic procedures including cardiac surgery. An American company headquartered in India, SS Innovations plans to expand the global presence of its technologically advanced, user-friendly, and cost-effective surgical robotic solutions. Visit the Company’s website at ssinnovations.com or LinkedIn for more information and updates.

About the SSi Mantra

The SSi Mantra is a user-friendly, modular, multi-arm system with advanced technology features, including: 3 to 5 modular robotic arms, an open-faced ergonomic surgeon command center, a large 3D 4K monitor, a touch panel monitor for all patient related information display, a virtual real-time image of the robotic patient side arm carts, and the ability for superimposition of 3D models of diagnostic imaging. The optional SSi MantrAsana tele-surgeon console is a portable, compact alternative to the SSi Mantra’s standard surgeon command center that provides equivalent control functionality while enabling enhanced portability, ergonomic flexibility, and telesurgery capability. The SSi Mantra utilizes over 40 different types of robotic endo-surgical instruments to support different specialties, including cardiac surgery, and 5mm instruments for the pediatric population and ENT surgeries. A vision cart provides the table-side team with the same magnified 3D 4K view as the surgeon to provide better safety and efficiency. The SSi Mantra has been clinically validated in India in more than 170 different types of surgical procedures.

Forward Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “will,” “intend,” “may,” “plan,” “project,” “should,” “could,” “seek,” “designed,” “potential,” “forecast,” “target,” “objective,” “goal,” or the negatives of such terms or other similar expressions to identify such forward-looking statements. These statements relate to future events or SS Innovations’ future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Investor Contact:

The Equity Group

Kalle Ahl, CFA

T: (303) 953-9878

kahl@theequitygroup.com

Devin Sullivan, Managing Director

T: (212) 836-9608

dsullivan@theequitygroup.com

Media Contact:

RooneyPartners LLC

Kate Barrette

T: (212) 223-0561

kbarrette@rooneypartners.com

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